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                                                                       EXHIBIT 5


                               September 17, 1997



Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706


                     Re: Cisco Systems, Inc. Registration Statement for Offering of 244,684 shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 244,684 shares of the common stock ("Common Stock") of Cisco Systems, Inc. (the "Company") originally issuable under the Integrated Network Corporation 1996 Stock Option Plan (the "Plan") and assumed by Dagaz Technologies, as assumed by the Company. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP

                                        BROBECK, PHLEGER & HARRISON LLP